Exhibit 99.1

Planar Announces Fiscal Third Quarter 2013 Financial Results

Company reports over 20% year-over-year growth in quarterly sales of Digital Signage and Touch Monitor products

BEAVERTON, Ore. – August 8, 2013 – Planar Systems, Inc. (NASDAQ: PLNR), a global leader in display and digital signage technology, recorded sales of $37.5 million and a GAAP loss per share of $0.17 in its third fiscal quarter ended June 28, 2013. On a Non-GAAP basis (see reconciliation table), loss per share was $0.02 in the third quarter of fiscal 2013.

“I am pleased we were able to continue to grow in our focus areas of digital signage and touch display products,” said Gerry Perkel, Planar’s President and Chief Executive Officer. “I am equally pleased we were able to achieve that growth while we continued to lower our overall cost structure to position us for Non-GAAP profitability in the fourth quarter of fiscal 2013 and for fiscal 2014.”

SUMMARY OF BUSINESS HIGHLIGHTS

•	Sales of digital signage products and touch monitors totaled $19.1 million, representing 22 percent growth compared with the third fiscal quarter of 2012

•	Unveiled the Planar® PS5580, a narrow bezel LCD video wall display aimed at budget-conscious customers who want to create high-impact video walls

•

Began shipping the Planar UltraRes 84-inch 4k display and announced the upcoming availability of a touch-enabled version which continues Planar’s leadership in the UltraHD resolution category with best-in-class, large format, multi-touch display capabilities

•

Launched a new 24-inch version, the Planar PCT2485, of the Planar Helium Series of Windows 8 ready touch monitors and the new 22-inch Planar PT2245PW, a dual-touch, zero bezel, HD resolution, projected capacitive touch monitor

THIRD QUARTER FISCAL 2013 RESULTS

The Company’s total revenue decreased 16 percent compared to the third quarter of fiscal 2012. As previously announced, the Company sold the assets comprising its Electroluminescent (EL) product line during the first quarter of 2013. Excluding revenue associated with EL products, the Company’s total revenue decreased 6 percent compared with the third quarter of fiscal 2012. Sales of digital signage products totaled $14.1 million in the third quarter of 2013, a 19 percent increase from the same period a year ago. Continuing to expand the go-to-market capability and product portfolio remain key success factors for driving growth for digital signage products sales and overall sales. Sales of Commercial and Industrial (C&I) products declined 29 percent (17 percent without EL) to $23.4 million compared with the same quarter a year ago. This decrease was primarily driven by the elimination of the EL display product line, and lower sales of rear projection cubes, high-end home products, and custom products, partially offset by increased sales of desktop and touch monitors which grew 10 and 30 percent respectively compared to the same period a year ago.

The Company’s consolidated gross profit margin, as a percentage of sales, (on a Non-GAAP basis) was 21.7 percent in the third quarter of 2013, down slightly from 22.0 percent in the third quarter of 2012 (see reconciliation table). On a sequential basis, the Company’s Non-GAAP gross profit margin increased 1.3 percentage points as improved margin rates on sales of digital signage products and better absorption of fixed manufacturing expenses more than offset an unfavorable product mix.

Total operating expenses (on a Non-GAAP basis) for the third quarter of 2013 decreased $2.1 million, or 19 percent, to $9.0 million compared with the same quarter a year ago, as expenses declined in all functions as a result of previously implemented cost reduction measures. In addition, as previously disclosed, the Company recorded a $2.4 million restructuring charge related to the consolidation of its US manufacturing operations into a single facility.

The Company’s cash balance increased $0.5 million sequentially to $13.4 million at the end of the third fiscal quarter of 2013 compared to the end of the second quarter of fiscal 2013. The increase in cash was primarily caused by a reduction in accounts receivable and an increase in accounts payable, partially offset by the loss incurred in the quarter and increases in inventory.

BUSINESS OUTLOOK

Earlier this fiscal year, the Company established a goal to substantially grow the sales of digital signage and touch products while turning a profit (on a Non-GAAP basis) for the fiscal year. Looking forward, with three quarters completed and the expectation for a strong sequential increase in sales, that goal remains achievable. The Company expects to grow sales of digital signage and touch products by more than 30 percent for the full fiscal year and to be profitable for fiscal 2013 (on a Non-GAAP basis). The Company currently anticipates revenue in the range of $42-44 million and Non-GAAP income per share of $0.03 to $0.05 in the fourth quarter of 2013.

Results of operations and the business outlook will be discussed in a conference call today, August 8, 2013, beginning at 2:00 PM Pacific Time. The call can be heard via the Internet through a link on Planar’s website, www.planar.com, or through numerous other investor sites, and will be available for replay until September 8, 2013. The Company intends to post on its website a transcript of the prepared management commentary from the conference call shortly after the conclusion of the call.

ABOUT PLANAR

Planar Systems Inc. (NASDAQ: PLNR) is a global leader in display and digital signage technology, providing premier solutions for the world’s most demanding environments. Retailers, educational institutions, government agencies, businesses, utilities and energy firms, and home theater enthusiasts all depend on Planar to provide superior performance when image experience is of the highest importance. Planar video walls, large format LCD displays, interactive touch screen monitors and many other solutions are used by the world’s leading organizations in applications ranging from digital signage to simulation and from interactive kiosks to large-scale data visualization. Founded in 1983, Planar is headquartered in Oregon, USA, with offices, manufacturing partners and customers worldwide. For more information, visit www.planar.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 relating to Planar’s business operations and prospects, including statements relating to the Company’s expected levels of revenue, revenue growth, Non-GAAP earnings/profitability for the fourth quarter, second half, full fiscal year in 2013, and full fiscal year

2014 and the other statements made under the heading “Business Outlook,”. These statements are made pursuant to the safe harbor provisions of the federal securities laws. These and other forward-looking statements, which may be identified by the inclusion of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “goal” and variations of such words and other similar expressions, are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Many factors, including the following, could cause actual results to differ materially from the forward-looking statements: poor or weakened domestic and international business and economic conditions; changes or continued reductions in the demand for products in the various display markets served by the Company; any delay in the timing of customer orders or the Company’s ability to ship product upon receipt of a customer order; the extent and timing of any additional expenditures by the Company to address business growth opportunities; any inability to reduce costs or to do so quickly enough, in either case, in response to reductions in revenue; adverse impacts on the Company or its operations relating to or arising from any inability to fund desired expenditures, including due to difficulties in obtaining necessary financing; changes in the flat-panel monitor industry; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures, increased commoditization or the ability to keep pace with technological changes; technological advances; shortages of manufacturing capacity from the Company’s third-party manufacturing partners or other interruptions in the supply of components the Company incorporates in its finished goods including as a result of natural disasters; future production variables resulting in excess inventory and other risk factors listed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (SEC). The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

MEDIA CONTACTS: Kim Brown Planar Systems, Inc. 503.748.6724 kim.brown@planar.com	INVESTOR CONTACTS: Ryan Gray Planar Systems, Inc. 503.748.8911 ryan.gray@planar.com

Note Regarding the Use of Non-GAAP Financial Measures:

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the Company’s earnings release contains Non-GAAP financial measures that exclude share-based compensation and the requirements of Topic 718 of the FASB Accounting Standards CodificationTM, “Compensation-Stock Compensation”. The Non-GAAP financial measures also exclude impairment and restructuring charges, gains or losses on the sale of assets, the amortization of intangible assets related to previous acquisitions, various tax charges including the valuation allowance against deferred tax assets, the gain or loss on foreign currency due to the non-cash nature of the charge, and various other adjustments. The Non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the Non-GAAP financial measures to the most directly comparable GAAP financial measures.

Planar Systems, Inc.

Consolidated Statement of Operations

(In thousands, except per share amounts)

(unaudited)

	Three months ended		Nine months ended
	Jun. 28, 2013	Jun. 29, 2012	Jun. 28, 2013	Jun. 29, 2012
Sales	$37,485	$44,704	$121,101	$129,954
Cost of Sales	29,359	34,895	93,954	102,427

Gross Profit	8,126	9,809	27,147	27,527
Operating Expenses:
Research and development, net	1,620	2,319	5,475	7,805
Sales and marketing	4,819	6,019	14,923	19,662
General and administrative	2,833	3,167	9,159	10,947
Amortization of intangible assets	147	175	442	525
Restructuring	2,407	—	2,601	518
Loss on sale of assets	—	—	1,314	—

Total Operating Expenses	11,826	11,680	33,914	39,457
Income (Loss) from operations	(3,700)	(1,871)	(6,767)	(11,930)
Non-operating income (expense):
Interest, net	39	1	104	7
Foreign exchange, net	(1)	260	(14)	523
Other, net	166	129	462	450

Net non-operating income (expense)	204	390	552	980
Income (loss) before taxes	(3,496)	(1,481)	(6,215)	(10,950)
Provision (benefit) for income taxes	71	212	114	604

Net Income (loss)	$(3,567)	$(1,693)	$(6,329)	$(11,554)

Net Income (loss) per share - basic	($0.17)	($0.08)	($0.31)	($0.58)
Net Income (loss) per share - diluted	($0.17)	($0.08)	($0.31)	($0.58)
Weighted average shares outstanding - basic	20,899	20,219	20,672	20,024
Weighted average shares outstanding - diluted	20,899	20,219	20,672	20,024

Planar Systems, Inc.

Consolidated Balance Sheets

(In thousands)

(unaudited)

	Jun. 28, 2013	Sep. 28, 2012
ASSETS
Cash	$13,412	$17,768
Accounts receivable, net	16,857	18,604
Inventories	31,349	31,984
Other current assets	3,101	2,829

Total current assets	64,719	71,185
Property, plant and equipment, net	6,953	3,554
Intangible assets, net	123	565
Other assets	6,410	6,580

	$78,205	$81,884

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	15,024	11,686
Current portion of capital leases	745	449
Deferred revenue	1,789	1,659
Other current liabilities	13,084	15,915

Total current liabilities	30,642	29,709
Long-term portion of capital leases	623	545
Other long-term liabilities	5,679	5,111

Total liabilities	36,944	35,365
Common stock	185,900	184,556
Retained earnings (deficit)	(141,472)	(134,751)
Accumulated other comprehensive loss	(3,167)	(3,286)

Total shareholders’ equity	41,261	46,519

	$78,205	$81,884

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, unaudited)

	For the three months ended
	Jun. 28, 2013	Jun. 29, 2012
Gross Profit:
GAAP Gross Profit	8,126	9,809
Share-based compensation	22	32

Total Non-GAAP adjustments	22	32

NON-GAAP GROSS PROFIT	8,148	9,841

NON-GAAP GROSS PROFIT PERCENTAGE	21.7%	22.0%

Research and Development:
GAAP research and development expense	1,620	2,319
Share-based compensation	—	(36)

Total Non-GAAP adjustments	—	(36)

NON-GAAP RESEARCH AND DEVELOPMENT EXPENSE	1,620	2,283

Sales and Marketing:
GAAP sales and marketing expense	4,819	6,019
Share-based compensation	(61)	(58)

Total Non-GAAP adjustments	(61)	(58)

NON-GAAP SALES AND MARKETING EXPENSE	4,758	5,961

General and Administrative:
GAAP General and Administrative Expense	2,833	3,167
Share-based compensation	(208)	(286)

Total Non-GAAP adjustments	(208)	(286)

NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSE	2,625	2,881

Operating Expenses:
GAAP Total Operating Expenses	11,826	11,680
Share-based compensation	(269)	(380)
Amortization of intangible assets	(147)	(175)
Restructuring charges	(2,407)	—

Total Non-GAAP adjustments	(2,823)	(555)

NON-GAAP TOTAL OPERATING EXPENSES	9,003	11,125

Reconciliation of GAAP to Non-GAAP Financial Measures Continued

(In thousands, unaudited)

	For the three months ended
	Jun. 28, 2013	Jun. 29, 2012
Income (Loss) from Operations:
GAAP income (loss) from operations	(3,700)	(1,871)
Share-based compensation	291	412
Amortization of intangible assets	147	175
Restructuring charges	2,407	—

Total Non-GAAP adjustments	2,845	587

NON-GAAP INCOME (LOSS) FROM OPERATIONS	(855)	(1,284)

Income (Loss) before taxes & EBITDA:
GAAP income (loss) before taxes	(3,496)	(1,481)
Share-based compensation	291	412
Amortization of intangible assets	147	175
Restructuring charges	2,407	—
Foreign exchange, net	1	(260)

Total Non-GAAP adjustments	2,846	327

NON-GAAP INCOME (LOSS) BEFORE TAXES	(650)	(1,154)

Depreciation	330	505

NON-GAAP EBITDA	(320)	(649)

Net Income (Loss):
GAAP Net Income (loss)	(3,567)	(1,693)
Share-based compensation	291	412
Amortization of intangible assets	147	175
Restructuring charges	2,407	—
Foreign exchange, net	1	(260)
Income tax effect of reconciling items	315	645

Total Non-GAAP adjustments	3,161	972

NON-GAAP NET INCOME (LOSS)	(406)	(721)

GAAP weighted average shares outstanding—basic	20,899	20,219
NON-GAAP weighted average shares outstanding—diluted	20,899	20,219
GAAP Net Income (Loss) per share—basic	($0.17)	($0.08)
Non-GAAP adjustments detailed above	0.15	0.04
NON-GAAP NET INCOME PER SHARE (basic)	($0.02)	($0.04)
GAAP Net Income (Loss) per share—diluted	($0.17)	($0.08)
Non-GAAP adjustments detailed above	0.15	0.04
NON-GAAP NET INCOME PER SHARE (diluted)	($0.02)	($0.04)

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, unaudited)

	For the nine months ended
	Jun. 28, 2013	Jun. 29, 2012
Gross Profit:
GAAP Gross Profit	27,147	27,527
Share-based compensation	75	68

Total Non-GAAP adjustments	75	68

NON-GAAP GROSS PROFIT	27,222	27,595

NON-GAAP GROSS PROFIT PERCENTAGE	22.5%	21.2%

Research and Development:
GAAP research and development expense	5,475	7,805
Share-based compensation	(82)	(99)

Total Non-GAAP adjustments	(82)	(99)

NON-GAAP RESEARCH AND DEVELOPMENT EXPENSE	5,393	7,706

Sales and Marketing:
GAAP sales and marketing expense	14,923	19,662
Share-based compensation	(212)	(113)

Total Non-GAAP adjustments	(212)	(113)

NON-GAAP SALES AND MARKETING EXPENSE	14,711	19,549

General and Administrative:
GAAP General and Administrative Expense	9,159	10,947
Share-based compensation	(791)	(785)

Total Non-GAAP adjustments	(791)	(785)

NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSE	8,368	10,162

Operating Expenses:
GAAP Total Operating Expenses	33,914	39,457
Share-based compensation	(1,085)	(997)
Amortization of intangible assets	(442)	(525)
Restructuring charges	(2,601)	(518)
Loss on sale of assets	(1,314)	—

Total Non-GAAP adjustments	(5,442)	(2,040)

NON-GAAP TOTAL OPERATING EXPENSES	28,472	37,417

Reconciliation of GAAP to Non-GAAP Financial Measures Continued

(In thousands, unaudited)

	For the nine months ended
	Jun. 28, 2013	Jun. 29, 2012
Income (Loss) from Operations:
GAAP income (loss) from operations	(6,767)	(11,930)
Share-based compensation	1,160	1,065
Amortization of intangible assets	442	525
Restructuring charges	2,601	518
Loss on sale of assets	1,314	—

Total Non-GAAP adjustments	5,517	2,108

NON-GAAP INCOME (LOSS) FROM OPERATIONS	(1,250)	(9,822)

Income (Loss) before taxes & EBITDA:
GAAP income (loss) before taxes	(6,215)	(10,950)
Share-based compensation	1,160	1,065
Amortization of intangible assets	442	525
Restructuring charges	2,601	518
Loss on sale of assets	1,314	—
Foreign exchange, net	14	(523)

Total Non-GAAP adjustments	5,531	1,585

NON-GAAP INCOME (LOSS) BEFORE TAXES	(684)	(9,365)

Depreciation	1,015	1,594

NON-GAAP EBITDA	331	(7,771)

Net Income (Loss):
GAAP Net Income (loss)	(6,329)	(11,554)
Share-based compensation	1,160	1,065
Amortization of intangible assets	442	525
Restructuring charges	2,601	518
Loss on sale of assets	1,314	—
Foreign exchange, net	14	(523)
Income tax effect of reconciling items	371	4,116

Total Non-GAAP adjustments	5,902	5,701

NON-GAAP NET INCOME (LOSS)	(427)	(5,853)

GAAP weighted average shares outstanding—basic	20,672	20,024
NON-GAAP weighted average shares outstanding—diluted	20,672	20,024
GAAP Net Income (Loss) per share—basic	($0.31)	($0.58)
Non-GAAP adjustments detailed above	0.29	0.29
NON-GAAP NET INCOME PER SHARE (basic)	($0.02)	($0.29)
GAAP Net Income (Loss) per share—diluted	($0.31)	($0.58)
Non-GAAP adjustments detailed above	0.29	0.29
NON-GAAP NET INCOME PER SHARE (diluted)	($0.02)	($0.29)

Planar Systems, Inc.

Revenue by Product Line

(In millions)

(unaudited)

	Three months ended			% Change
	Jun. 28, 2013	Jun. 29, 2012	Mar. 29, 2013	vs. Prior Year	vs. Prior Quarter
Digital Signage Sales	$14.1	$11.8	$13.4	19%	4%
Commercial & Industrial Sales	$23.4	$32.9	$26.0	-29%	-10%
Desktop Monitors	$9.2	$8.4	$9.0	10%	2%
Rear Projection Cubes	$3.5	$7.6	$6.3	-54%	-45%
Touch Monitors	$5.0	$3.8	$5.3	30%	-6%
High-end Home	$2.2	$3.9	$2.5	-43%	-11%
Custom Commercial & Industrial	$3.3	$3.9	$2.6	-15%	27%
Electroluminescent(1)	$—	$4.6	$—	-100%	—
Other	$0.2	$0.7	$0.3	-66%	-38%
Total Sales	$37.5	$44.7	$39.4	-16%	-5%

Electroluminescent(1)	$—	$4.6	$—	-100%	—

Total Sales without Electroluminescent	$37.5	$40.1	$39.4	-6%	-5%

(1)	In the first quarter of 2013, the Company sold the assets and liabilities related to the Electroluminescent product line.

Planar Systems, Inc.

Revenue by Product Line

(In millions)

(unaudited)

	Nine months ended		% Change
	Jun. 28, 2013	Jun. 29, 2012	vs. Prior Year
Digital Signage Sales	$44.4	$30.2	47%
Commercial & Industrial Sales	76.7	99.8	-23%
Desktop Monitors	26.9	27.3	-1%
Rear Projection Cubes	15.9	22.0	-28%
Touch Monitors	15.2	10.9	40%
High-end Home	7.7	12.4	-38%
Custom Commercial & Industrial	7.9	9.6	-18%
Electroluminescent(1)	2.3	15.5	-85%
Other	0.8	2.1	-62%

Total Sales	$121.1	$130.0	-7%

Electroluminescent(1)	2.3	15.5	-85%

Total Sales without Electroluminescent	$118.8	$114.5	4%

(1)	In the first quarter of 2013, the Company sold the assets and liabilities related to the Electroluminescent product line.